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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Leucadia National Corporation of our report dated March 12, 2003 relating to the financial statements and financial statement schedules, which appears in Leucadia National Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts."


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, NY
December 2, 2003